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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                --------------

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)   MARCH 9, 1998
                                                 ------------------------------
                                AFFYMETRIX, INC.
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             (EXACT NAME OF REGISTRATION AS SPECIFIED IN CHARTER)


         CALIFORNIA                     333-38167              77-0319159
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(STATE OR OTHER JURISDICTION           (COMMISSION            (IRS EMPLOYER
     OF INCORPORATION                  FILE NUMBER)         IDENTIFICATION NO.)

3380 CENTRAL EXPRESSWAY, SANTA CLARA CA                                   95051
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE   (408) 731-5000


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        (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.   OTHER EVENTS

          On March 9, 1998, the Company entered into a definitive agreement to sell 1,634,522 shares of Series AA Preferred Stock to Glaxo Wellcome Americas, Inc. for approximately $50 million. The text of the Company's press release filed pursuant to Section 135(c) is attached hereto as Exhibit 99.1.

ITEM 7.   EXHIBITS

(c)  EXHIBITS:

     Exhibit
     Number
     -------

     4 Certificate of Determination as filed with the Secretary of State of the State of California on March 11, 1998.

     10 Series AA Preferred Stock Purchase Agreement dated March 9, 1998 by and between Affymetrix, Inc. and Glaxo Wellcome Americas, Inc. with exhibits.

     99 March 10, 1998 Press Release: "Affymetrix Announces Definitive Agreement to Sell $50 Million of Series AA Preferred Stock."

ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

          None of the securities in the above referenced transaction were sold in reliance upon Regulation S of the Securities Act of 1933, as amended.

                                       2

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Affymetrix, Inc.
                                   --------------------------------------
                                    (Registrant)

Date:  March 17, 1998               By:  /s/ Edward M. Hurwitz
                                   --------------------------------------
                                     Edward M. Hurwitz
                                     Vice President and Chief Financial Officer
                                     (Duly Authorized Officer and
                                     Principal Financial Officer)

                                       3

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                                AFFYMETRIX, INC.

                                 EXHIBIT INDEX

Exhibit
Number
-------

4 Certificate of Determination as filed with the Secretary of State of the State of California on March 11, 1998.

10 Series AA Preferred Stock Purchase Agreement dated March 9, 1998 by and between Affymetrix, Inc. and Glaxo Wellcome Americas, Inc.
        with exhibits.

99 March 10, 1998 Press Release: "Affymetrix Announces Definitive Agreement to Sell $50 Million of Series AA Preferred Stock."

                                       4